UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 15, 2022 (November 15, 2022)
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273		51-0263969

(COMMISSION FILE NUMBER)		(IRS EMPLOYER IDENTIFICATION NO.)

6901 Professional Parkway, Suite 200
Sarasota,	Florida	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

(941) 556-2601
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	ROP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This filing amends Item 5.02 of the Current Report on Form 8-K of Roper Technologies, Inc. (the “Company”) filed on November 15, 2022 (the “Original Form 8-K”) to add the information described herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2022, the Company filed the Original Form 8-K to disclose transition plans for its Chief Financial Officer (“CFO”) position. The Company announced that Robert C. Crisci, who has served as CFO since 2017, will transition from the CFO role on February 1, 2023, and that Jason P. Conley, the Company’s current Vice President and Chief Accounting Officer, will become the Company’s new CFO on February 1, 2023.

(e) This Current Report on Form 8-K/A hereby amends the Original Form 8-K to disclose that, on December 13, 2022, the Company and Mr. Crisci entered into a Separation Agreement and Full and Final Release (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Crisci will resign as CFO as of January 31, 2023 (the “Separation Date”) and has agreed to a customary release of claims against the Company. In addition, Mr. Crisci will (i) continue to receive his current base salary through the Separation Date, (ii) be eligible to receive employee benefits through the Separation Date, and (iii) be eligible to receive an incentive cash bonus for 2022 dependent on Company performance. The Company will also continue to pay the lease obligation on his vehicle until the earlier of the lease expiration or the end of the term of the Service Provider Agreement (as defined below). The Separation Agreement also provides that in the event Mr. Crisci timely elects and pays for health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), his COBRA premium will be the amount he would have paid under the Company’s group health and welfare plans had he remained an active employee.

On December 13, 2022, the Company and Mr. Crisci also entered into a Service Provider Agreement (the “Service Provider Agreement”) pursuant to which Mr. Crisci has agreed to be available to provide services to the Company for not more than seven hours per week until January 31, 2025. Under the Service Provider Agreement, Mr. Crisci will receive a bi-monthly salary of $16,292.67 for 24 months commencing February 1, 2023 (representing aggregate salary payments of $782,000.16). Mr. Crisci will also retain any equity awards previously granted to him that are capable of vesting at any time prior to January 31, 2025, and such awards will continue to be governed by the respective award agreements.

The above summary is not complete and is qualified in its entirety by the Separation Agreement and the Service Provider Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement and Full Release dated December 13, 2022 by and between Roper Technologies, Inc. and Robert Crisci.
10.2	Service Provider Agreement dated December 13, 2022 by and between Roper Technologies, Inc. and Robert Crisci.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Technologies, Inc.
(Registrant)

BY:	/s/ John K. Stipancich	Date:	December 15, 2022
John K. Stipancich, Executive Vice President, General Counsel and Corporate Secretary